EXHIBIT 4.3


                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

         We have issued our report dated May 12, 1999 on the statements of condition and related bond portfolios of Van Kampen Focus Portfolios, Municipal Series 316 (CA IMIT 180, FL IMIT 126, MI IMIT 156, MO IMIT 111 and PA IMIT 242) as of May 12, 1999 contained in the Registration Statement on Form S-6 and in the Prospectus. We consent to the use of our report in the Registration Statement and in the Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants" in Prospectus Part II.




                                                              GRANT THORNTON LLP

Chicago, Illinois
May 12, 1999